UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2011
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	98-0454144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas	78401
(Address of principal executive offices)	(Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 1, 2011, the Board of Directors of Strategic American Oil Corporation (the "Company") accepted the resignation of Alan D. Gaines as a Director and Chairman of the Board of Directors and the resignation of Amiel David as a Director and President of the Company. On the same date the Board of Directors accepted the consent to act of Jeremy Glenn Driver, who was already serving as a Director and the Chief Executive Officer of the Company, to serve as President and Chairman of the Board.

As a result the Company's current Directors and Executive Officers are as follows:

Name	Position
Jeremy Glenn Driver	President, Chief Executive Officer, Chairman and a Director
Leonard Garcia	Director
Steven L. Carter	Vice President Operations and a Director
Johnathan Lindsay	Secretary, Treasurer and Chief Financial Officer

As reporting in the Company's prior Current Report on Form 8-K dated February 15, 2011, the Company originally entered into stock agreements, dated February 10, 2011, with Messrs. Gaines and David, which provided for 60 days to reach mutually agreed upon compensation, operational responsibilities and other employment details. Due to an inability to reach mutually satisfactory terms, it was decided by all parties to have a mutual separation whereby both Messrs. Gaines and David agreed to step down as Directors and Executive Officers of the Company, relinquish their vested stock and other rights under their original stock agreements and receive certain other consideration, as described below.

As a consequence of such mutual separation the Company has now agreed to provide Mr. Gaines with cash payments totaling U.S. $500,000.00, payable as follows: (i) an initial payment of U.S. $125,000.00 on April 1, 2011; an additional payment of U.S. $125,000.00 on or before four weeks from April 1, 2011; and (iii) a final payment of U.S. $250,000.00 not later than two months from April 1, 2011. In addition, the Company has granted to Mr. Gaines 5,000,000 transferable common stock share purchase warrants to acquire an equivalent number of restricted common shares of the Company at an exercise price of U.S. $0.10 per share expiring on April 1, 2014.

As a consequence of such mutual separation the Company has agreed to provide Mr. David with cash payments totaling U.S. $543,750.00, payable as follows: (i) an initial payment of U.S. $168,750.00 on April 1, 2011; an additional payment of U.S. $125,000.00 on or before four weeks from April 1, 2011; and (iii) a final payment of U.S. $250,000.00 not later than two months from April 1, 2011. In addition, the Company has also granted to Mr. David 5,000,000 transferable common stock share purchase warrants to acquire an equivalent number of restricted common shares of the Company at an exercise price of U.S. $0.10 per share expiring on April 1, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION
Date: April 4, 2011	/s/ Jeremy G. Driver Name: Jeremy G. Driver Title: Chief Executive Officer and a director

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